                                                                    EXHIBIT 10.3

                             TAX SHARING AGREEMENT

                                     among

                           VARIAN ASSOCIATES, INC.,

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

                                      and

                                 VARIAN, INC.

                               TABLE OF CONTENTS

                                                                                                           PAGE
SECTION 1.   Definition of Terms........................................................................    1

SECTION 2.   Allocation of Tax Liabilities..............................................................    7

SECTION 3.   Proration of Taxes for Straddle Periods...................................................    10

SECTION 4.   Tax Contests..............................................................................    10

SECTION 5.   Tax Payments and Intercompany Billings....................................................    14

SECTION 6.   Preparation and Filing of Tax Returns.....................................................    16

SECTION 7.   Assistance and Cooperation................................................................    18

SECTION 8.   Tax Records...............................................................................    18

SECTION 9.   Effective Date; Termination of Prior Intercompany Tax Allocation Agreements...............    19

SECTION 10.  No Inconsistent Actions...................................................................    19

SECTION 11.  Survival of Obligations...................................................................    20

SECTION 12.  Employee Matters..........................................................................    20

SECTION 13.  Treatment of Payments; Tax Gross Up.......................................................    20

SECTION 14.  Disagreements.............................................................................    20

SECTION 15.  Late Payments.............................................................................    20

SECTION 16.  Expenses..................................................................................    20

SECTION 17.  Nonqualified Stock Options................................................................    21

SECTION 18.  General Provisions........................................................................    21

                             TAX SHARING AGREEMENT

          This Agreement is entered into as of _______, 1999 by and among Varian Associates, Inc., a Delaware corporation, to be renamed Varian Medical Systems, Inc. ("Varian" or "HCS"), Varian, Inc., a Delaware corporation ("IB"), and Varian Semiconductor Equipment Associates, Inc., a Delaware corporation ("SEB"). Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                   RECITALS

          WHEREAS, as of the opening of business on the date hereof , Varian was the common parent of an affiliated group of corporations, which has elected to file consolidated Federal income tax returns; and

          WHEREAS, Varian has been engaged through various divisions in, among other things, the Health Care Systems Business, the Instruments Business and the Semiconductor Equipment Business; and

          WHEREAS, the Board of Directors of Varian has determined that the interests of its businesses would be best served by separating its business into three separate companies, one consisting of the Health Care Systems Business, one consisting of the Instruments Business, and one consisting of the Semiconductor Equipment Business; and

          WHEREAS, as set forth in the Distribution Agreement dated as of January 14, 1999, and subject to the terms and conditions thereof, Varian wishes
(a) to transfer and assign to IB substantially all of the assets of the Instruments Business, in exchange for (i) the assumption by IB of substantially all the liabilities and obligations relating to the Instruments Business, and
(ii) the issuance to Varian by IB of shares of IB common stock, and (b) to transfer and assign to SEB substantially all of the assets of the Semiconductor Equipment Business, in exchange for (i) the assumption by SEB of substantially all the liabilities and obligations relating to the Semiconductor Equipment Business, and (ii) the issuance to Varian by SEB of shares of SEB common stock, in transactions intended to be reorganizations under Section 368(a)(l)(D) of the Code; and

          WHEREAS, pursuant to the Distribution Agreement, Varian will distribute all of the outstanding shares of common stock of IB and SEB to Varian stockholders, in transactions intended to qualify as tax-free distributions under Section 355 of the Code; and

          WHEREAS, as a result of the Distributions, IB and SEB, and their respective subsidiaries, will cease to be members of the affiliated group of which Varian is the common parent, effective as of the Distribution Date; and

          WHEREAS, as of the Distribution Date, Varian will be renamed Varian Medical Systems, Inc.; and

          WHEREAS, the Companies desire to provide for and agree upon the allocation between and among the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the transactions contemplated by the Distribution Agreement, and to provide for and agree upon other matters relating to Taxes;

          NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

     SECTION 1.   Definition of Terms.  For purposes of this Agreement
                  -------------------
(including the recitals hereof), the following terms have the following meanings:

          "Accounting Cutoff Date" means, with respect to each of HCS, IB and SEB, any date as of the end of which there is a closing of the financial accounting records for such entity.

          "Adjustment" means the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Tax Authority with respect to any amount reflected or required to be reflected on any Tax Return. For purposes of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate, or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Tax Period or any portion of the Tax Period to which the adjustment relates, shall apply; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Tax Return to which such adjustment relates.

          "Adjustment Request" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid, except for any claim for refund or credit arising from a carryback of an item from a Post-Distribution Period.

          "Affiliate" means any entity that directly or indirectly is "controlled" by the person or entity in question. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Distributions.

          "Agreement" means this Tax Sharing Agreement.

          "Carryback" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

          "Closing Balance Sheet" means the HCS Adjusted Closing Balance Sheet, the IB Adjusted Closing Balance Sheet, or the SEB Adjusted Closing Balance Sheet, as the case may be.

          "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

          "Companies" means HCS, IB, and SEB, collectively, and "Company" means any one of HCS, IB or SEB.

          "Consolidated or Combined Income Tax" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

          "Consolidated or Combined State Income Tax" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

          "Consolidated Return" means any Tax Return with respect to any Consolidated or Combined Income Tax.

          "Consolidated Tax Liability" means, with respect to any Varian Federal Consolidated Return, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1(a)(1) (including applicable interest, additions to the tax, additional amounts, and penalties as provided in the
Code), provided that such tax liability shall be treated as including any alternative minimum tax liability under Code Section 55.

          "Controlling Party" means HCS or any other member of the Health Care Systems Group, IB or any other member of the Instruments Group or SEB or any other member of the Semiconductor Equipment Group, as the case may be, that filed or, if no such Tax Return has been filed, was required to file, a Tax Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing; provided, however, that in the case of any Consolidated Return, the person that actually filed such Consolidated Return (or any successor and/or assign of such person) will be the Controlling Party. For purposes of this Agreement, each of HCS, IB or SEB may act as the Controlling Party with respect to all matters for which one of their Affiliates is the Controlling Party (e.g., for purposes of providing notices and receiving payments hereunder).

          "Correlative Adjustment" means, in the case of an Adjustment, the net present value of any future increases or decreases in a Tax that would be realized, using the assumptions set forth in the next sentence, by any member of the Health Care Systems Group, the Instruments Group, or the Semiconductor Equipment Group, as the case may be, in one or more Tax Periods (or any portion of a Tax Period) but only if such increases or decreases are a direct result of such an Adjustment to that Tax. For purposes of determining the net present value of any such future increases or decreases in a Tax, the following assumptions will be used: (i) a discount rate equal to the sum of the Prime Rate as of the date of the recomputation of Tax or the Final Determination relating to such Adjustment plus 2.0%; (ii) in the case of any Income Tax, the highest marginal Tax rate, or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Tax Period, or portion of the Tax Period, in which the Adjustment was made; (iii) the depreciation, amortization or credit rate or lives, if applicable, in effect for the Tax Period, or portion of the Tax Period, in which the Adjustment was made; and (iv) such determination shall be made without regard to whether any actual increases or decreases in such Tax will in fact be realized with respect to the future Tax Returns to which such Correlative Adjustment relates.

          "Disputed Adjustment" has the meaning set forth in Section 4.04(b).

          "Distribution Agreement" means the agreement, as amended from time to time, setting forth the transactions required to effect the transfer of the Transferred Businesses to IB and SEB and the distribution to the holders of Varian common shares of all of the common shares of SEB and IB, and to which a form of this Tax Sharing Agreement is attached as an exhibit.

          "Distribution Date" means the Distribution Date, as that term is defined in the Distribution Agreement.

          "Distributions" means the SEB Distribution and the IB Distribution, as such terms are defined in the Distribution Agreement.

          "Federal Income Tax" means any Tax imposed by Subtitle A or F of the Code.

          "Final Determination" means the final resolution of liability for any Tax for any Tax Period, including any related interest or penalties, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Code Section 7121 or 7122, or comparable agreement under the laws of other jurisdictions which resolves the entire Tax liability for any Tax Period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

          "Foreign Income Tax" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

          "Group" means the Health Care Systems Group, the Instruments Group, and the Semiconductor Equipment Group, as the context requires.

          "HCS Adjusted Closing Balance Sheet" means the HCS Adjusted Closing Balance Sheet as that term is defined in the Distribution Agreement.

          "Health Care Systems Business" means the Health Care Systems Business, as that term is defined in the Distribution Agreement.

          "HCS" means Varian Medical Systems, Inc., a Delaware corporation, and any successor.

          "Health Care Systems Group" means HCS and its Affiliates, excluding any entity that is a member of the Semiconductor Equipment Group or the Instruments Group.

          "IB Adjusted Closing Balance Sheet" means the IB Adjusted Closing Balance Sheet as that term is defined in the Distribution Agreement.

          "IB Distribution" means the IB Distribution, as that term is defined in the Distribution Agreement.

          "Income Tax" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

          "Indemnified Party" has the meaning set forth in Section 5.06(d).

          "Indemnifying Party" has the meaning set forth in Section 5.06(d).

          "Independent Auditors" means the Independent Auditors as that term is defined in the Distribution Agreement.

          "Independent Third Party" means a nationally recognized law firm or any of the following "Big Five" accounting firms or their successors: Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick, Deloitte & Touche LLP, and PricewaterhouseCoopers LLP.

          "Initial Determination" has the meaning set forth in Section
4.05(b)(i).

          "IB" means Varian, Inc., a Delaware corporation, and any successor.

          "Instruments Business" means the Instruments Business, as that term is defined in the Distribution Agreement.

          "Instruments Group" means IB and its Affiliates as determined immediately after the Distributions.

          "Interested Party" means HCS or any other member of the Health Care Systems Group, IB or any other member of the Instruments Group or SEB or any other member of the Semiconductor Equipment Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the Controlling Party with respect to a Tax Contest; and (b) such Person (i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; provided, however, that in no event shall a member of either the Health Care Systems Group, the Instruments Group or the Semiconductor Equipment Group, as the case may be, be an Interested Party in a Tax Contest in which another member of its Group is the Controlling Party with respect to the Tax Contest.

          "Interested Party Notice" has the meaning set forth in Section
4.04(b).

          "IRS" means the United States Internal Revenue Service.

          "Payment Date" means (i) with respect to any Varian Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.

          "Post-Distribution Period" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

          "Pre-Distribution Consolidated Tax Liability" means Consolidated Tax Liability with respect to all Tax Periods ending on or prior to the Distribution Date and in the case of the Tax Period which includes the Distribution Date, the Consolidated Tax Liability computed as if the Distribution Date were the last day of the Tax Period.

          "Pre-Distribution Period" means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

          "Prime Rate" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

          "Prior Intercompany Tax Allocation Agreements" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among members of the Health Care Systems Group, the Instruments Group, and the Semiconductor Equipment Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group).

          "Responsible Company" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

          "Restructuring Tax" means the Income Taxes described in Section 2.05(a) (relating to Tax resulting from any income or gain recognized as a result of the Transactions).

          "Ruling Request" means the letter filed by Varian with the Internal Revenue Service requesting a ruling from the Internal Revenue Service regarding certain tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

          "SEB Adjusted Closing Balance Sheet" means the SEB Adjusted Closing Balance Sheet, as that term is defined in the Distribution Agreement.

          "SEB Distribution" means the SEB Distribution, as that term is defined in the Distribution Agreement.

          "SEB" means Varian Semiconductor Equipment Associates, Inc., a Delaware corporation, and any successor.

          "Semiconductor Equipment Business" means the Semiconductor Equipment Business, as that term is defined in the Distribution Agreement.

          "Semiconductor Equipment Group" means SEB and its Affiliates as determined immediately after the Distributions.

          "Separate Company Tax" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

          "Separation Committee" means the Separation Committee, as that term is defined in the Distribution Agreement.

          "Sharing Percentage" shall mean one-third for the Health Care Systems Group, one-third for the Instruments Group, and one-third for the Semiconductor Equipment Group.

          "Significant Obligation" means, in the case of an Interested Party, and with respect to any Tax Detriment, an obligation to make or right to receive any indemnity payment, reimbursement or other payment with respect to any such Tax Detriment (including the effect of a Correlative Adjustment relating thereto) pursuant to the terms of the Agreement that is greater than $1,000,000.

          "State Income Tax" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income.

          "Straddle Period" means any Tax Period that begins on or before and ends after the Distribution Date.

          "Tainting Act" shall have the meaning provided in Section 10.

          "Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, registration, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

          "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          "Tax Benefit" means, with respect to any Tax Period or portion of a Tax Period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments (including the effect of any Correlative Adjustment relating thereto) with respect to each such Tax for each such Tax Period or portion of a Tax Period.

          "Tax Contest" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund).

          "Tax Detriment" means, with respect to any Tax Period or portion of a Tax Period, and as computed separately with respect to each Tax, the net increase in such Tax equal to the sum of all Adjustments (including the effect of any Correlative Adjustment relating thereto) with respect to each such Tax for each such Tax Period or portion of a Tax Period.

          "Tax Item" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

          "Tax Law" means the law of any governmental entity or political subdivision thereof relating to any Tax.

          "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

          "Tax Records" means Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

          "Tax Return" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

             "Transaction Tax" means the Taxes described in Sections 2.05(a) (relating to Tax incurred as a result of the Transactions), including any Restructuring Tax.

             "Transactions" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Transactions and Distributions, as defined in the Distribution Agreement).

             "Transferred Instruments Business" means the Instruments Business transferred to IB pursuant to the Distribution Agreement.

             "Transferred Semiconductor Equipment Business" means the Semiconductor Equipment Business transferred to SEB pursuant to the Distribution Agreement.

             "Treasury Regulations" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

             "Ultimate Determination" has the meaning set forth in Section 4.05(b)(iii).

             "Varian Federal Consolidated Return" means any United States federal Tax Return for the affiliated group (as that term is defined in Code
Section 1504) that includes Varian as the common parent and includes any member of the Instruments Group or the Semiconductor Equipment Group.

     SECTION 2.   Allocation of Tax Liabilities. The provisions of this Section
                  -----------------------------
2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods and Post-Distribution Periods. Once the liability has been determined under this Section 2, Section 5 determines the time when payment of the liability is to be made, and whether the payment is to be made to the Tax Authority directly or to another Company.

     2.01.   General Rule.
             ------------

             (a)    HCS Liability.  Health Care Systems shall be liable for, and
                    -------------
shall indemnify and hold harmless the Semiconductor Equipment Group and the Instruments Group from and against any liability for Taxes, which are HCS's responsibility or which are allocated to HCS under this Section 2.

             (b)    IB Liability.  IB shall be liable for, and shall indemnify
                    ------------
and hold harmless the Semiconductor Equipment Group and the Health Care Systems Group from and against any liability for Taxes, which are Instrument's responsibility or are allocated to IB under this Section 2.

             (c)    SEB Liability.  SEB shall be liable for, and shall
                    -------------
indemnify and hold harmless the Health Care Systems Group and the Instruments Group from and against any liability for Taxes, which are SEB's responsibility or are allocated to SEB under this Section 2.

     2.02.   Responsibilities for United States Federal Income Tax.  Except as
             -----------------------------------------------------
otherwise provided in this Agreement:

             (a)    HCS.  HCS (i) shall be responsible for all Pre-Distribution
                    ---
Consolidated Tax Liability, and (ii) shall be entitled to all refunds with respect thereto; provided, that HCS shall be responsible for or shall be entitled to HCS's Sharing Percentage with respect to any Tax Benefit or Tax Detriment resulting from any Adjustment with respect thereto.

             (b)    IB.  IB shall be responsible for or shall be entitled to
                    --
Instrument's Sharing Percentage of any Tax Benefit or Tax Detriment resulting from any Adjustment with respect to any Pre-Distribution Consolidated Tax Liability.

             (c)    SEB.  SEB shall be responsible for or shall be entitled to
                    ---
SEB's Sharing Percentage of any Tax Benefit or Tax Detriment resulting from any Adjustment with respect to any Pre-Distribution Consolidated Tax Liability.

     2.03.   Allocation of State Income Taxes.  Except as otherwise provided in
             --------------------------------
this Agreement, State Income Taxes shall be allocated as follows:

             (a)    Separate Company Taxes.  In the case of any State Income Tax
                    ----------------------
which is a Separate Company Tax that is apportioned under this Agreement to a Pre-Distribution Period, except as otherwise provided in this Agreement, HCS (i) shall be liable (A) to IB for such Tax imposed on any member of the Instruments Group, and (B) to SEB for such Tax imposed on any member of the Semiconductor Equipment Group, and (ii) shall be entitled to all refunds with respect thereto; provided, that HCS shall be responsible for or shall be entitled to HCS's Sharing Percentage with respect to any Tax Benefit or Tax Detriment resulting from any Adjustment with respect thereto. IB shall be responsible for or shall be entitled to Instrument's Sharing Percentage of any Tax Benefit or Tax Detriment resulting from any Adjustment with respect to any Separate Company Tax that is apportioned under this Agreement to a Pre-Distribution Period. SEB shall be responsible for or shall be entitled to SEB's Sharing Percentage of any Tax Benefit or Tax Detriment resulting from any Adjustment with respect to any Separate Company Tax that is apportioned under this Agreement to a Pre-Distribution Period and shall be entitled to SEB's Sharing Percentage of any Tax Benefit with respect thereto.

             (b)    Consolidated or Combined State Income Taxes.
                    -------------------------------------------

                    (i)    Allocation of Tax Reported on Tax Returns Filed After
                           ----------------------------------------------------
             the Distribution Date.  Except as otherwise provided in this
             ---------------------
             Agreement, any Consolidated or Combined State Income Tax that is apportioned under this Agreement to a Pre-Distribution Period shall be allocated to the Health Care Systems Group.

                    (ii)   Allocation of Combined or Consolidated State Income
                           ---------------------------------------------------
             Tax Adjustments.  HCS, IB and SEB shall each be responsible for or
             ---------------
             shall be entitled to their respective Sharing Percentages of any Tax Benefit or Tax Detriment resulting from any Adjustment relating to Consolidated or Combined State Income Tax reported on any Tax Return (or as previously adjusted) that is apportioned under this Agreement to a Pre-Distribution Period.

     2.04.   Allocation of Foreign Income Taxes and Other Taxes.  Except as
             --------------------------------------------------
provided in Sections 2.05 and 2.07, all Taxes (including without limitation any Foreign Income Taxes and any Taxes with respect to Post-Distribution Periods) other than those specifically allocated pursuant to Sections 2.02 through 2.04 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed; provided, however, that (x) the amounts of any such Taxes (other than Income Taxes) specifically related to the business and assets transferred by Varian to SEB in the Transactions (the "Transferred Semiconductor Equipment Businesses") and which are accrued on the SEB Adjusted Closing Balance Sheet shall be allocated to SEB and the amounts of any such Taxes specifically related to the business and assets transferred by Varian to IB in the Transactions (the "Transferred Instruments Business") and which are accrued on the IB Adjusted Closing Balance Sheet shall be allocated to IB, and (y) each of the Companies shall be entitled to or shall be responsible for its respective Sharing Percentage with respect to any Tax Benefit or Tax Detriment resulting from any Adjustment with respect to any such Taxes. Subject to the proviso in the preceding sentence, as between the parties to this Agreement, HCS shall be liable for all Taxes imposed on any member of the Health Care Systems Group, SEB shall be liable for all Taxes imposed on any member of the Semiconductor Equipment Group and IB shall be liable for all Taxes imposed on any member of the Instruments Group. The Companies believe that there is no Tax not specifically allocated pursuant to Sections 2.02 through 2.04 relating to Pre-Distribution Periods which is legally imposed on more than one legal entity or is not solely allocable to the Transferred Semiconductor Equipment Businesses or the Transferred Instruments Business (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.

     2.05.  Transaction Taxes.
            -----------------

            (a)   HCS Liability.  Except as otherwise provided in this Section
                  -------------
2.05 or Section 2.07, all Taxes resulting from the Transactions ("Transaction Tax"), including:

                  (i) any sales and use, gross receipts, or other transfer Taxes, or any Foreign Income Taxes, imposed on the transfers occurring pursuant to the Transactions;

                  (ii) any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any corresponding provisions of other applicable Tax Laws of the United States or any political subdivision thereof) as a result of the Transactions; and

                  (iii) any Tax resulting from any income or gain recognized as a result of any of the Transactions contemplated by the Distribution Agreement failing to qualify for tax-free treatment under Code Sections 332, 351, 355, 361, or other provisions of the Code (as contemplated in the Ruling Request) or other applicable Tax Laws of the United States or any political subdivision thereof;

shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed; provided, however, that except as otherwise provided in this Agreement each of the Companies shall be entitled to or shall be responsible for its respective Sharing Percentage with respect to any Tax Benefit or Tax Detriment resulting from any Adjustment with respect thereto. For purposes of this Section 2.05(a), the legal incidence of any Income Tax shall be determined without regard for Treasury Regulation Section 1.1502-6 or corresponding provisions of other Tax Laws.

            (b)   Indemnity for Inconsistent Acts.  IB shall be liable for, and
                  -------------------------------
shall indemnify and hold harmless the Health Care Systems Group and the Semiconductor Equipment Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of Instrument's representations or covenants under Section 10 or any Tainting Act by IB or its Affiliates. SEB shall be liable for, and shall indemnify and hold harmless the Health Care Systems Group and the Instruments Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of SEB's representations or covenants under Section 10 or any Tainting Act by SEB or its Affiliates. HCS shall be liable for and shall indemnify and hold harmless the Semiconductor Equipment Group and the Instruments Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of HCS's representations or covenants under Section 10 or any Tainting Act by HCS or its Affiliates.

     2.06.  Tax Detriments and Benefits.  In the case of any Adjustment for any
            ---------------------------
Pre-Distribution Period or with respect to any Transaction Tax, each Group's liability for, and/or right to receive, the amount of any resulting Tax Detriment or Tax Benefit, as the case may be, shall be determined on a jurisdiction-by-jurisdiction basis such that each Group bears its respective Sharing Percentage of such Tax Detriment or Tax Benefit; provided, however, that in the event that there is any Correlative Adjustment with respect to any such Tax Detriment or Tax Benefit, then the Health Care Systems Group, the Instruments Group, and the Semiconductor Equipment Group shall share such Tax Detriment or Tax Benefit in the following manner in order to ensure that the party or parties that will bear the burden or receive the benefit of the Correlative Adjustment in the future will share the Tax Detriment or Tax Benefit in proportion to each of their respective Sharing Percentages after giving effect to such Correlative Adjustment:

                  (i) first, the amount of any such Tax Detriment or Tax Benefit shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Adjustment" for purposes of this Section 2.06;

                  (ii) second, the Net Adjustment shall be allocated among the Health Care Systems Group, the Instruments Group, and the Semiconductor Equipment Group in proportion to their respective Sharing Percentages, taking into account the extent each party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any payment to any Tax Authority or any indemnity payment, reimbursement, or other payment with respect to such Tax Detriment or Tax Benefit under this Agreement; and

                  (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Adjustment as allocated pursuant to paragraph (ii) of this Section 2.06 will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party in order to determine the amount of such party's share of the Tax Detriment or Tax Benefit.

     2.07.  Unanticipated Tax Amounts.  In the event that for any Company, (a)
            -------------------------
aggregate Taxes shown as due on the initial Tax Returns filed with respect to any Taxes (or, in the case of Taxes that do not require the filing of a Tax Return, the amounts paid with respect to such Tax), in each case relating to Tax Periods or portions of Tax Periods ending on or before the Distribution Date, exceed (b) the aggregate amounts accrued with respect thereto on the Closing Balance Sheet for that Company (such excess an "Unanticipated Tax Amount"), by more than $1,000,000, such Company may propose a sharing of the Unanticipated Tax Amount among the three Companies. If the affected Companies do not agree on a resolution, such proposal shall be referred to the Separation Committee under the procedures set forth in Section 9.01 of the Distribution Agreement. If the Separation Committee is not able to resolve the dispute within 30 days, the matter shall be treated as a balance sheet dispute and submitted to the Independent Auditors under the provisions of Section 9.03(b) of the Distribution Agreement.

     SECTION 3.   Proration of Taxes for Straddle Periods.
                  ---------------------------------------

     3.01.  General Method of Proration.  In the case of any Straddle Period,
            ---------------------------
Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulation
Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the Distribution Date is not an Accounting Cutoff Date, the provisions of Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items) for the month which includes the Distribution Date.

     3.02.  Transaction Treated as Extraordinary Item.  In determining the
            -----------------------------------------
apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Item relating to the Transactions shall be treated as an extraordinary item described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

     SECTION 4.   Tax Contests.
                  ------------

     4.01.  Notification Of Tax Contests.  The Controlling Party shall promptly
            ----------------------------
notify all Interested Parties of (a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; and (b) as required and specified in Section 4.04 hereof, any Final Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was materially prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

     4.02.  Tax Contest Settlement Rights.  The Controlling Party shall have the
            -----------------------------
sole right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest without obtaining the prior consent of any Interested Party; provided, however, that, unless waived by the parties in writing, the Controlling Party shall, in connection with any proposed or assessed Adjustment in a Tax Contest for which an Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this

Agreement (a) keep all such Interested Parties informed in a timely manner of all actions taken or proposed to be taken by the Controlling Party; and (b) provide all such Interested Parties with copies of any correspondence or filings submitted to any Tax Authority or judicial authority, in each case in connection with any contest, litigation, compromise or settlement relating to any such Adjustment in a Tax Contest. The failure of a Controlling Party to take any action as specified in the preceding sentence with respect to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was materially prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party. The Controlling Party may, in its sole discretion, take into account any suggestions made by an Interested Party with respect to any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs of any Tax Contest are to be borne by the Controlling Party; provided, however, that (x) all reasonable external costs incurred by the Controlling Party in connection with any Tax Contest with respect to a Pre-Distribution Period or with respect to any Restructuring Tax are to be shared equally by HCS, SEB, and IB on an after-tax basis in the same manner as Tax Detriments are shared under this Agreement, (y) any costs related to an Interested Party's attendance at any meeting with a Tax Authority or hearing or proceeding before any judicial authority pursuant to Section 4.03 hereof shall be borne by such Interested Party, and (z) the costs of any legal or other representatives retained by an Interested Party in connection with any Tax Contest that is subject to the provisions of this Agreement shall be borne by such Interested Party.

     4.03.  Tax Contest Participation.  Unless waived by the parties in writing,
            -------------------------
the Controlling Party shall provide an Interested Party with written notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Tax Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement. In addition, unless waived by the parties in writing, the Controlling Party shall provide each such Interested Party with draft copies of any correspondence or filings to be submitted to any Tax Authority or judicial authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Tax Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within in a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 4.03(a) to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was materially prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

     4.04.  Tax Contest Waiver.
            ------------------

            (a) The Controlling Party shall promptly provide written notice, sent postage prepaid by United States mail, certified mail, return receipt requested, to all Interested Parties in a Tax Contest (i) that a Final Determination has been made with respect to such Tax Contest; and (ii) enumerating the amount of the Interested Party's share of each Tax Benefit or Tax Detriment reflected in such Final Determination of the Tax Contest for which such Interested Party may be required to make or entitled to receive or has made or been entitled to receive an indemnity payment, reimbursement or other payment under this Agreement.

            (b) Within ninety (90) days after an Interested Party receives the notice described in Section 4.04(a) hereof from the Controlling Party, such Interested Party shall execute a written statement giving notice to the Controlling Party (i) that the Interested Party agrees with each Tax Benefit or Tax Detriment (and its share thereof) enumerated in the notice described in
Section 4.04(a) hereof except with respect to those Tax Benefits or Tax Detriments (and/or its shares thereof) that, in the good faith judgment of the Interested Party, it disagrees with and has specifically enumerated its disagreement with, including the amount of such disagreement, in the statement (each such disagreed Tax Benefit or Tax Detriment (and/or share thereof) hereinafter referred to as a "Disputed Adjustment"); and (ii) that the Interested Party thereby waives it right to a determination by an Independent Third Party pursuant to the provisions of Section 4.05 hereof with respect to all Tax Benefits or Tax Detriments to which it agrees with its share (this statement hereinafter referred to as the "Interested Party Notice"). The failure of an Interested Party to provide the Interested Party Notice to the Controlling Party within the ninety (90) day period specified in the preceding sentence shall be deemed to indicate that such Interested Party agrees with its share of all Tax Benefits or Tax Detriments enumerated in the notice described in Section 4.04(a) hereof and that such Interested Party waives it right to a determination by an Independent Third Party with respect to all such Tax Benefits or Tax Detriments (and its shares thereof) pursuant to Section 4.05 hereof.

            (c) During the ninety (90) day period immediately following the Controlling Party's receipt of the Interested Party Notice described in Section 4.04(b) above, the Controlling Party and the Interested Party shall in good faith confer with each other to resolve any disagreement over each Disputed Adjustment that was specifically enumerated in such Interested Party Notice. At the end of the ninety (90) day period specified in the preceding sentence, unless otherwise extended in writing by the mutual consent of the parties, the Interested Party shall be deemed to agree with all Disputed Adjustments that were specifically enumerated in the Interested Party Notice and waive its right to a determination by an Independent Third Party pursuant to Section 4.05 hereof with respect to all such Disputed Adjustments unless, and to the extent, that at any time during such ninety (90) day (or extended) period, either the Controlling Party or the Interested Party has given the other party written notice that it is seeking a determination by an Independent Third Party pursuant to Section 4.05 hereof regarding the propriety of any such Disputed Adjustment.

            (d) Notwithstanding anything in this Agreement to the contrary, an Interested Party that does not have a Significant Obligation with respect to a Tax Detriment has no right to a determination by an Independent Third Party under Section 4.05 hereof with respect to any such Tax Detriment.

     4.05.  Tax Contest Dispute Resolution.
            ------------------------------

            (a) In the event that either a Controlling Party or an Interested Party has given the other party written notice as required in Section 4.04(c) hereof that it is seeking a determination by an Independent Third Party pursuant to this Section 4.05 with respect to any Disputed Adjustment that was enumerated in an Interested Party Notice, then the parties shall, within thirty (30) days after a party has received such notice, jointly select an Independent Third Party to make such determination. In the event that the parties cannot jointly agree on an Independent Third Party to make such determination within such thirty (30) day period, then the Controlling Party and the Interested Party shall each immediately select an Independent Third Party and the Independent Third Parties so selected by the parties shall jointly select, within twenty
(20) days of their selection, another Independent Third Party to make such determination.

            (b) In making its determination as to the propriety of any Disputed Adjustment, the Independent Third Party selected pursuant to Section 4.05(a) above shall assume that the Interested Party is not required or entitled under applicable law to be a member of any Consolidated Return. In addition, the Independent Third Party shall make its determination according to the following procedure:

                  (i) The Independent Third Party shall first analyze each Disputed Adjustment for which a determination is sought pursuant to this Section 4.05 on a stand-alone basis to determine whether the actual outcome reached with respect to such Disputed Adjustment as reflected in the Final Determination of the Tax Contest was fair and appropriate taking into account the following exclusive criteria:
            (A) the facts relating to such Adjustment; (B) the applicable law, if any, with respect to such Adjustment; (C) the position of the applicable Tax Authority with respect to compromise, settlement or litigation of such Adjustment; (D) the strength of the factual and legal arguments made by the Controlling Party in reaching the outcome with respect to such Adjustment as reflected in the Final Determination of the Tax Contest; and (E) the strength of the factual and legal arguments being made by the Interested Party for the alternative outcome being asserted by such Interested Party (including the availability of facts, information and documentation to support such alternative outcome). Based on this analysis, the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Initial Determination") with respect to each such Disputed Adjustment.

                  (ii) The Interested Party shall not be entitled to modification of its share of a Disputed Adjustment under this
            Section 4.05 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Initial Determination with respect to such

            Disputed Adjustment is 80% or more than the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Initial Determination with respect to such Disputed Adjustment is 120% or less than the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party in the event the Interested Party is not entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (ii).

                  (iii) If the modification of an Interested Party's share of a Disputed Adjustment under this Section 4.05 is not prohibited pursuant to paragraph (ii) above, then the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Ultimate Determination") to the Interested Party with respect to such Disputed Adjustment in the context of the entire Tax Contest as it relates to the Interested Party. In making this determination, the Independent Third Party shall consider the Disputed Adjustment as if it were raised in an independent audit of the Interested Party by the appropriate Tax Authority and the Independent Third Party shall take into account and give appropriate weight in its sole discretion to the following exclusive criteria: (A) the strength of the legal and factual support for other potential, non-frivolous Adjustments with respect to matters that were actually raised and contested by the applicable Tax Authority in the Tax Contest for which the Interested Party could have been liable under this Agreement but which were eliminated or reduced as a result of the Controlling Party agreeing to the Disputed Adjustment as reflected in the Final Determination of the Tax Contest; (B) the effect of the actual outcome reached with respect to the Disputed Adjustment on other Tax Periods and on other positions taken or proposed to be taken in Returns filed or proposed to be filed by the Interested Party; (C) the realistic possibility of avoiding examination of potential, non-frivolous issues for which the Interested Party could be liable under this Agreement and that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest but which had not been raised and contested by the applicable Tax Authority in the Tax Contest; and (D) the benefits to the Interested Party in reaching a Final Determination, and the strategy and rationale with respect to the Interested Party's Disputed Adjustment that the Controlling Party had for agreeing to such Disputed Adjustment in reaching the Final Determination, in each case that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest.

                  (iv) The Interested Party shall only be entitled to modification of its share of a Disputed Adjustment under this
            Section 4.05 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is less than 80% of the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is more than 120% of the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. If an Interested Party is entitled to modification of its share of any Disputed Adjustment under the preceding sentence, the amount the Interested Party is entitled to receive, or is required to pay, as the case may be, with respect to such Disputed Adjustment shall be equal to the amount of the Ultimate Determination of such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party stating whether the Interested Party is entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (iv) and, if the Interested Party is entitled to such modification, the amount as determined in the preceding sentence that the Interested Party is entitled to receive from, or required to pay to, the Controlling Party with respect to such Disputed Adjustment.

            (c) Any determination made or notice given by an Independent Third Party pursuant to this Section 4.05 shall be (i) in writing; (ii) made within ninety (90) days following the selection of the Independent Third Party as set forth in Section 4.05(a) of this Agreement unless such period is otherwise extended by the mutual consent of the parties; and (iii) final and binding upon the parties. The costs of any Independent Third Party retained pursuant to this Section 4.05 shall be shared equally by the parties. The Controlling Party and the Interested Party shall provide the Independent Third Party jointly selected pursuant to Section 4.05(a) hereof with such information or documentation as may be appropriate or necessary in order for such Independent Third Party to make the determination requested of it. Upon issuance of an Independent Third Party's notice under
Section 4.05(b)(ii) or Section 4.05(b)(iv) hereof, the Controlling Party or the Interested Party, as the case may be, shall pay as specified in Section 5 of this Agreement, the amount, if any, of the Disputed Adjustment to the appropriate party.

     SECTION 5.   Tax Payments and Intercompany Billings.
                  --------------------------------------

     5.01.  Payment of Taxes With Respect to Varian Federal Consolidated Returns
            --------------------------------------------------------------------
Filed After the Distribution Date.  In the case of any Varian Federal
---------------------------------
Consolidated Return the due date for which (including extensions) is after the Distribution Date, HCS shall compute and pay the Tax required to be paid to the IRS (taking into account the requirements of Section 6.04, relating to consistent accounting practices) with respect to such Tax Return.

     5.02.  Payment of State Income Tax Relating to Pre-Distribution Periods
            ----------------------------------------------------------------
With Respect to Returns Filed After the Distribution Date.
---------------------------------------------------------

            (a)   Computation and Payment of Tax Due.  At least ten business
                  ----------------------------------
days prior to any Payment Date for any Tax Return with respect to any State Income Tax relating to a Pre-Distribution Period, the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and

                  (i) If such Tax Return is with respect to a Consolidated or Combined State Income Tax, HCS will pay such amount to such Tax Authority on or before such Payment Date.

                  (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

     5.03.  Payment of Other Taxes.  Each Company shall pay, or shall cause to
            ----------------------
be paid, to the applicable Tax Authority when due all Separate Company Taxes, Foreign Income Taxes, and Other Taxes owed by such Company or a member of such Company's Group.

     5.04.  Tax Payments for Account of Other Party.
            ---------------------------------------

            (a) If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "identified party") is required to pay to such Tax Authority under this Agreement, the identified party shall reimburse the payor within 30 days of delivery by the payor to the identified party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this Section 5.05.

            (b) In the event that (x) it is finally determined that any Company (the "Responsible Party") is liable to another Company (the "Protected Party") hereunder in respect of any payment obligation under this Agreement (a "Protected Loss") and (y) a court of competent jurisdiction prohibits such Responsible Party from satisfying all or a part of its obligations to the Protected Party hereunder in respect of such Protected Loss, then the amount of the Protected Loss that is not satisfied shall be treated as a liability of the parties to this Agreement other than the Responsible Party, with the Sharing Percentage of the Group of which each such other party is a member equal to 50%.

     5.05.   Tax Refunds for Account of Other Party.  If a member of one Group
             --------------------------------------
receives any Tax refund or credit against a Tax liability with respect to any Taxes for which a member of another Group is liable hereunder, the Company receiving such Tax refund or credit shall make a payment to the Company that is liable for such Taxes hereunder within 30 days following receipt of the Tax refund in an amount equal to the Tax refund, plus interest on such amount computed at the Prime Rate based on the number of days from the date that is five (5) days after the date of receipt of the Tax refund to the date of payment of such amount under this Section 5.05.

     5.06.   Payment of Taxes Related to Adjustments.
             ---------------------------------------

             (a)  Adjustments Resulting in Underpayments.  The Controlling Party
                  --------------------------------------
shall pay to the appropriate Tax Authority when due any additional Tax required to be paid as a result of any Adjustment with respect to any Pre-Distribution Period. Each other Company shall pay to whichever of HCS, IB or SEB controls the Controlling Party its share of any Tax Detriment resulting from such Adjustment (that has not yet been paid pursuant to the terms of this Agreement) determined in accordance with Section 2.06 within 90 days from the later of (i) the date the amount of the Adjustment was paid or (ii) the date of receipt by the indemnifying party of a written notice and demand from the Controlling Party (or whichever of HCS, IB and SEB the Controlling Party is an Affiliate) for payment of the amount due, accompanied by evidence of payment and a statement detailing the Tax Detriment and describing in reasonable detail the particulars relating thereto. Each indemnifying party shall also pay to the Controlling Party interest on their respective shares of such Tax Detriment computed at the Prime Rate plus 2.0%, per annum, based on the number of days from the date interest ceased to run with respect to the relevant recomputation of Tax to the date of their respective payments under this Section 5.06(a).

             (b)  Adjustments Resulting in Overpayments.  Within 30 days of
                  -------------------------------------
receipt of any Tax refund or adjustment to Tax liability resulting from any Adjustment relating to a Pre-Distribution Period, whichever of HCS, IB or SEB Controls the person that received the related Tax Benefit shall pay to any party entitled to a share such Tax Benefit (that has not yet been paid pursuant to the terms of this Agreement) their respective shares thereof determined in accordance with Section 2.06. Any payments required under this Section 5.06(b) shall include interest computed at the Prime Rate plus 2.0%, per annum, based on the number of days from the date of the recomputation of Tax to the date of payment under this Section 5.06(b).

             (c)  Recomputations of Tax.  For purposes of this Agreement, an
                  ---------------------
Adjustment occurs, and the respective liabilities of the parties shall be recomputed: (i) in each instance when payments are to be made to, or refunds received from, the relevant Tax Authority, (ii) when no payment is to be made or refund is to be received due to offsetting adjustments, upon filing of an amended return, completion of an IRS audit and completion of an IRS appellate review or the equivalent steps with respect to State Income Taxes or Foreign Income Taxes; and (iii) to reflect the results of any Final Determination.

             (d)  Procedures After Final Determination.  If an Interested Party
                  ------------------------------------
has any liability and/or obligation to make or has previously made, or the right to receive or has previously received, any indemnity payment, reimbursement or other payment with respect to a Tax Benefit or Tax Detriment under this Agreement for which it does not have a right to a determination by an Independent Third Party under Section 4.05 hereof, then the amount of any such Tax Benefit or Tax Detriment not previously paid shall be immediately due and payable upon receipt by the Interested Party of a notice of Final Determination of a Tax Contest as required and specified in Section 4.04(a) hereof.

             If after (i) notice of a Final Determination of a Tax Contest as required and specified in Section 4.04(a) hereof has been given by a Controlling Party to an Interested Party; and (ii) the Interested Party receiving such notice has either:

                         (A) failed to provide the Interested Party Notice specified in Section 4.04(b) hereof within the ninety (90) day period set forth in Section 4.04(b);

                         (B)  provided the Interested Party Notice specified in
                  Section 4.04(b) hereof within the ninety (90) day period specified in Section 4.04(b) agreeing to all Tax Benefits or Tax Detriments (and the Interested Party's share of all such amounts) and waiving the right to an Independent Third Party determination pursuant to Section 4.05 hereof with respect to all such Tax Benefits or Tax Detriments (and the Interested Party's share of such amounts);

                         (C)  provided the Interested Party Notice specified in
                  Section 4.04(b) hereof within the ninety (90) day period specified in Section 4.04(b) agreeing with some, but not all, Tax Benefits or Tax Detriments (and the Interested Party's share of such agreed amounts) and waiving the right to an Independent Third Party Determination pursuant to Section 4.05 hereof with respect to all such agreed Tax Benefits or Tax Detriments (and the Interested Party's share of such amounts); or

                         (D)  provided the Interested Party Notice specified in
                  Section 4.04(b) hereof within the ninety (90) day period specified in Section 4.04(b) specifically enumerating the Disputed Adjustments to which it does not agree and for which the notice specified in either Section 4.05(b)(ii) or Section 4.05(b)(iv) hereof relating to any such Disputed Adjustment has been given by an Independent Third Party, then the amount of any Tax Detriment or Tax Benefit agreed to or deemed to be agreed to by the Interested Party, or for which an Independent Third Party notice has been given pursuant to either Section 4.05(b)(ii) or Section 4.05(b)(iv) hereof, as set forth in each of clauses (A), (B, (C) or (D) above, shall be immediately due and payable.

             Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Tax Detriment or Tax Benefit that has become immediately due and payable under this Section 5.02(d) (the "Indemnified Party") shall notify in writing the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement except to the extent that the Indemnifying Party was prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. The Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days of the receipt of the written notice specified in the preceding sentence; provided, however, that, in the case of any Final Determination of a Tax Contest involving a state, local or municipal Tax in which the Indemnifying Party is also the Controlling Party with respect to such Tax Contest and, as Controlling Party, is entitled to receive an overall net refund from the applicable state, local or municipal Tax Authority with respect to such state, local or municipal Tax, then the Indemnifying Party shall be required to make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days from the date the Indemnifying Party actually receives payment of or obtains the benefit of the net refund due from the applicable state, local or municipal Tax Authority.

     SECTION 6.   Preparation and Filing of Tax Returns.
                  -------------------------------------

     6.01.   General.  Except as otherwise provided in this Section 6, Tax
             -------
Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 7.

     6.02.   Post-Distribution Period Tax Returns.  Except as otherwise provided
             ------------------------------------
in this Section 6:

     (1) All Tax Returns related to the Health Care Systems Group for Post-Distribution Periods shall be prepared and filed (or caused to be prepared and filed) by HCS,

     (2) All Tax Returns related to the Semiconductor Equipment Group for Post-Distribution Periods shall be prepared and filed (or caused to be prepared and filed) by SEB.

     (3) All Tax Returns related to the Instruments Group for Post-Distribution Periods shall be prepared and filed (or caused to be prepared and filed) by IB.

     6.03.   Manner of Filing.  All Tax Returns filed or caused to be filed by
             ----------------
HCS, IB or SEB and the Affiliates of each of them after the Distribution Date shall be prepared on a basis that is consistent with any IRS or other Tax ruling obtained by Varian in connection with the restructuring of Varian contemplated by the Distribution Agreement (in the absence of a controlling change in law or circumstances), and shall be filed on a timely basis by the party responsible for such filing under this Agreement.

     6.04.   Right to Review Tax Returns.
             ---------------------------

             (a)  General.  The Responsible Company with respect to any Tax
                  -------
Return shall make such Tax Return and related workpapers available for review by the other Companies, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or
(iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the person responsible for payment of the tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

             (b)  Execution of Returns Prepared by Other Party.  In the case of
                  --------------------------------------------
any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by another Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return. Any such Tax Return shall be supplied by the Company responsible for its preparation and filing to the Company responsible for its signing at least five days prior to the due date of such Tax Return (including applicable extensions) and such signing Company shall deliver an executed copy of such Tax Return to the filing Company at least two days prior to the due date of such Tax Return (including applicable extensions).

     6.05.   Claims for Refund, Carrybacks, and Self-Audit Adjustments.
             ---------------------------------------------------------

             (a)  Carrybacks.  Each of the Companies shall be permitted, without
                  ----------
the consent of any other Company, to file claims for refund or credit or amended returns with respect to Tax Returns for which it is the Responsible Company to carry back Tax items from Post-Distribution Periods.

             (b)  Consent Required for Adjustment Requests Related to
                  ---------------------------------------------------
Consolidated or Combined Income Taxes.  Except as provided in paragraph (c)
-------------------------------------
below, each of the Companies hereby agrees that, unless each of the other Companies consents in writing, which consent shall not be unreasonably withheld, no Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period shall be filed. Any Adjustment Request which the Companies consent to make under this Section 6.06 shall be prepared and filed by the Responsible Company under Sections 6.02 and 6.03 for the Tax Return to be adjusted. The Company requesting the Adjustment Request shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as reasonably requested by the Responsible Company, and shall bear all external costs incurred in connection with the preparation and filing of such Adjustment Request.

             (c)  Exception for Adjustment Requests Related to Audit
                  --------------------------------------------------
Adjustments.  Each of the Companies shall be entitled, without the consent of
-----------
any other Company, to require HCS to file an Adjustment Request to take into account any net operating loss, net capital loss, deduction, credit, or other adjustment attributable to such Company or any member of its Group corresponding to any adjustment resulting from any audit by the IRS or other Tax Authority with respect to Consolidated or Combined Income Taxes for any Pre-Distribution Period. For example, if the Internal Revenue Service requires a Company to capitalize an item deducted for the taxable year 1996, such Company shall be entitled, without the consent of any other Company, to require HCS to file an Adjustment Request for the taxable year 1997 (and later years) to take into account any depreciation or amortization deductions in such years directly related to the item capitalized in 1996. In addition, each of the Companies shall be entitled to require any other Company, as appropriate, to file an Adjustment Request of the same sort with respect to Separate Company Taxes or Foreign Income Taxes for any Pre-Distribution Periods. The Company that requires another Company to file an Adjustment Request shall bear all external costs in connection with the preparation and filing of the Adjustment Request.

             (d)  Other Adjustment Requests Permitted.  Nothing in this Section
                  -----------------------------------
6.06 shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes; provided, however, that without the written consent of the Company responsible for the relevant Tax (which consent shall not be unreasonably withheld) no Company shall file an amended Tax Return with respect to Taxes for which another Company is liable under this Agreement. Any refund or credit obtained as a result of any such Adjustment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

             (e)  Payment of Refunds.  Any refunds or other Tax Benefits
                  ------------------
received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit to such other Company in accordance with
Section 5.

     SECTION 7.   Assistance and Cooperation.
                  --------------------------

     7.01.   General.  After the Distribution Date, each of the Companies shall
             -------
cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Companies and their Affiliates available to such other Companies as provided in Section 7. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes Any information or documents provided under this Section 6 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

     7.02.   Income Tax Return Information.  Each Company will provide to each
             -----------------------------
other Company information and documents relating to their respective Groups required by the other Companies to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with VA's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

     SECTION 8.   Tax Records.
                  -----------

     8.01.   Retention of Tax Records.  Except as provided in Section 8.02, each
             ------------------------
Company shall preserve and keep all of its Tax Records for Pre-Distribution Tax Periods until the later of (i) seven years after the Distribution Date or (ii) a Final Determination with respect to any Tax Contest for which such Tax Records may be relevant. Before disposing of any such Tax Records, a Company shall provide 90 days prior notice to each other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Companies shall have the opportunity, at their cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records. If, prior to the end of such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 7 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to each other Company.

Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Companies shall have the opportunity, at their cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

     8.02.   State Income Tax Returns.  Tax Returns with respect to State Income
             ------------------------
Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept, in accordance with the guidelines of Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

     8.03.   Access to Tax Records.  The Companies and their respective
             ---------------------
Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

     SECTION 9.   Effective Date; Termination of Prior Intercompany Tax
                  -----------------------------------------------------
Allocation Agreements.  This Agreement shall be effective on the Distribution
---------------------
Date. Each of the Companies represents and warrants that there are no Prior Intercompany Tax Allocation Agreements in effect as of the Distribution Date.

     SECTION 10.  No Inconsistent Actions.
                  -----------------------

            (a) Each of the Companies covenants and agrees that it will use its best efforts to cause the Distributions to qualify under Section 355 of the Code. Each of the Companies covenants and agrees that it will not take or permit any action, and it will cause its Affiliates to refrain from taking or permitting any action, which may be inconsistent with the Tax treatment of the Transactions as contemplated in the Ruling Request or any Tax ruling received with respect to Tax consequences related to the Transaction in a foreign jurisdiction (any such action is referred to in this Section 10 as a "Tainting Act"), unless (i) the Company or Affiliate thereof proposing such Tainting Act (the "Requesting Party") either (A) obtains a ruling with respect to the Tainting Act from the IRS or other applicable Tax Authority that is reasonably satisfactory to each other Company (the "Requested Parties") (except that the Requesting Party shall not submit any such ruling request if a Requested Party determines in good faith that filing such request might have a materially adverse effect upon such Requested Party), or (B) obtains an unqualified opinion of independent nationally recognized tax counsel acceptable to each Requested Party, on a basis of assumed facts and representations consistent with the facts at the time of such action, that such Tainting Act will not affect the Tax treatment of the Transactions as contemplated in the Ruling Request, or (ii) each Requested Party consents in writing to such Tainting Act, which consent shall be granted or withheld in the sole and absolute discretion of each such Requested Party. A Tainting Act of a Company shall include a transaction involving that Company to which Section 355(e) of the Code is applicable, regardless of whether the Company could have prevented such transaction. Without limiting the foregoing:

                  (i)    No Inconsistent Plan or Intent.  Each of the Companies
                         ------------------------------
            represents and warrants that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request. Regardless of any change in circumstances, each of the Companies covenants and agrees that it will not take or permit, and it will cause its Affiliates to refrain from taking or permitting, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date other than as permitted in this Section 10.

                  (ii)   Amended or Supplemental Rulings.  Each of the Companies
                         -------------------------------
            covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request subsequent to the Distribution Date without the consent of the other Companies, which consent shall not be unreasonably withheld.

            (b) Notwithstanding anything to the contrary in this Agreement, each Company shall be solely liable for, and shall indemnify and hold harmless each other Company from any Restructuring Tax resulting from a Tainting Act by such first Company or its Affiliates, regardless of whether clause (i) or (ii) of Section 10(a) was satisfied with respect to such Tainting Act.

     SECTION 11.  Survival of Obligations.  The representations, warranties,
                  -----------------------
covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

     SECTION 12.  Employee Matters.  Each of the Companies shall utilize, or
                  ----------------
cause its Affiliates to utilize, the alternative procedure set forth in Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to wage reporting.

     SECTION 13.  Treatment of Payments; Tax Gross Up.
                  -----------------------------------

     13.01.  Tax Treatment of Payments.  In the absence of any change in tax
             -------------------------
treatment under the Code or other applicable Tax Law, any Tax indemnity, Tax Detriment, Tax Benefit or other payments made by a Company hereunder shall be reported for Tax purposes by the payor and the recipient (and, if HCS is neither the payor nor the recipient, by HCS) as distributions or capital contributions, as appropriate, occurring immediately before the Distributions on the Distribution Date, except to the extent the payment relates to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws).

     13.02.  Tax Gross Up.  If notwithstanding the manner in which Tax
             ------------
indemnity, Tax Detriment or Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement. For purposes of determining such Income Taxes, it shall be assumed that the highest marginal Tax rates in effect are applicable.

     13.03.  Interest Under This Agreement.  Anything herein to the contrary
             -----------------------------
notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 13.02 to take into account any associated Tax benefit to the indemnitor or increase in Tax to the indemnitee.

     SECTION 14.  Disagreements.  Except to the extent of the specific dispute
                  -------------
resolutions set forth in Sections 4.04 and 4.05 of this Agreement, any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, nonperformance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed an Agreement Dispute as defined in Section 9.01 of the Distribution Agreement and shall be resolved exclusively by, in accordance with, and subject to the limitations set forth in, Article IX of the Distribution Agreement.

     SECTION 15.  Late Payments.  Any amount owed by one party to another party
                  -------------
under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this Section 15 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Section 15 or the interest rate provided under such other provision.

     SECTION 16.  Expenses.  Except as provided in Sections 4.02, 6.05 or 14,
                  --------
each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

     SECTION 17.  Nonqualified Stock Options.  Each of the Companies shall
                  --------------------------
report exercises of nonqualified stock options in a manner consistent with any ruling letter issued by the IRS with respect to the Distributions. The Companies shall cooperate fully (including development of any reasonably necessary procedures) to satisfy applicable reporting and withholding requirements and obtain allowable Tax deductions upon the exercise of such options.

     SECTION 18.  General Provisions
                  ------------------

     18.01.  Complete Agreement; Construction.  This Agreement, the Distribution
             --------------------------------
Agreement and the other Ancillary Agreements shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior agreements, negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or any other Ancillary Agreement, this Agreement shall prevail.

     18.02.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same Agreement.

     18.03.  Notices.  All notices, consents, requests, waivers, claims or other
             -------
communications (each a "Notice") required or permitted under this Agreement shall be in writing and shall be sufficiently given or made (a) if hand delivered or sent by telecopy (with delivery confirmed by voice or otherwise),
(b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

     If to HCS, at:
     Varian Medical Systems, Inc.
     3100 Hansen Way
     Palo Alto, California 94304
     Attn: Chief Financial Officer
     Telecopy: (650) ___-____

     With a copy to:
     Varian Medical Systems, Inc.
     3100 Hansen Way
     Palo Alto, California 94304
     Attn: General Counsel
     Telecopy: (650) ___-____

     If to SEB, at:
     Varian Semiconductor Equipment Associates, Inc.
     35 Dory Road
     Gloucester, Massachusetts 01930
     Attn: Chief Financial Officer
     Telecopy: (978) ___-____

     With a copy to:
     Varian Semiconductor Equipment Associates, Inc.
     35 Dory Road
     Gloucester, Massachusetts 01930
     Attn: General Counsel
     Telecopy: (978) ___-____

     If to IB, at:
     Varian, Inc.
     3120 Hansen Way
     Palo Alto, California 94304
     Attn: Chief Financial Officer
     Telecopy: (650) ___-____

     With a copy to:
     Varian, Inc.
     3120 Hansen Way
     Palo Alto, California 94304
     Attn: General Counsel
     Telecopy: (650) ___-____

or such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed to have been duly given or made when the Notice is received.

     18.04.  Waivers.  The failure of any party to require strict performance by
             -------
any other party of any provision in or rights or remedies with respect to this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof or right or remedy.

     18.05.  Amendments.  This Agreement may be amended or supplemented, or its
             ----------
provisions waived only by an agreement in writing signed by each of the parties.

     18.06.  Assignment.
             ----------

             (a) No party to this Agreement shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such party (other than a merger or consolidation in which the party is the surviving or continuing corporation), or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its Assets, unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other parties, all of the obligations of the party under this Agreement.

             (b) Except as expressly provided in paragraph (a) above, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable, directly or indirectly, by any party without the prior written consent of the other parties, and any attempt to so assign without such consent shall be void.

     18.07.  Successors and Assigns.  Subject to Section 18.06, this Agreement
             ----------------------
shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties.

     18.08.  Third Party Beneficiaries.  This Agreement is solely for the
             -------------------------
benefit of the parties and the members of their respective Groups and Affiliates and their respective successors and permitted assigns, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     18.09.  Governing Law.  This Agreement, the other Ancillary Agreements and
             -------------
any other agreements entered into in connection with the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to the principles of conflicts of Laws thereunder. Notwithstanding the foregoing, the Federal Arbitration Act, 9 U.S.C. (S)(S)1-15, shall govern the arbitrability of disputes governed by the Distribution Agreement.

     18.10.  Severability.  If any provision of this Agreement or the
             ------------
application thereof to any Person or circumstance is determined to be invalid, void or unenforceable in any respect, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

     18.11.  Subsidiaries.  Each party shall cause to be performed, and hereby
             ------------
guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     18.12.  Titles and Headings.  Titles and headings to sections herein are
             -------------------
inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     18.13.  Further Action.  The parties shall execute and deliver all
             --------------
documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 4.

     18.14.  No Double Recovery; Subrogation.  No provision of this Agreement
             -------------------------------
shall be construed to provide an indemnity or other recovery for any costs, damages, or other amounts for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 6.06), the indemnifying party shall be subrogated to all rights of the Indemnified Party for recovery from any third party.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                        VARIAN ASSOCIATES, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:


                                        VARIAN SEMICONDUCTOR EQUIPMENT
                                        ASSOCIATES, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:



                                        VARIAN, INC.


                                        By: ____________________________________
                                        Name:
                                        Title: